F-6 No:  33-51504
EFFECTIVE OCTOBER 3, 2007, THE
COMPANYS NANE HAS CHANGED
TO CONSORT MEDICAL PLC

Exhibit A to Deposit Agreement

No.

[Sponsored-Exempt]
AMERICAN DEPOSITARY SHARES (Each
American Depositary Share represents one deposited Share)

AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF ~OP EACH OF BESPAK PLC
(INCORPORATED UNDER THE LAWS OF
ENGLAND)
The Bank of New York as depositary
(hereinafter called the llDepositaryl1), hereby certifies that _ _ _ _ ___ _ _ _____ _ , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Shares
(herein called Shares) of Bespak plc, a public limited company incorporated under the laws of England (herein called the Company ll). At the date hereof, each American Depositary
Share represents one Share which is either deposited or subject to deposit under the deposit agreement at the principal London of f ice of the Depositary (herein called the Custodian). The Depositarys Corporate Trust
Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay street, New
York~ N.Y. 10286, and its principal executive office is located at 48 Wall Street, New York,
N.Y. 10286.

THEDEPOSITARYSCORPORATETRUST
OFFICEADDRESSIS101 BARCLAY STREET,
NEW YORK, N.Y. 10286